Exhibit 2.1

EXECUTION COPY

COMMON STOCK AND WARRANTS PURCHASE AGREEMENT

        THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 17th day of October, 2005, by and among ELECTRO ENERGY, INC., a Florida corporation (the “Company’), IN-Q-TEL EMPLOYEE FUND, LLC, a Delaware limited liability company (the “Fund”) and IN-Q-TEL, INC. a Delaware corporation (“IQT” and together with the Fund, the “Purchaser”), in connection with the Company’s sale to the Purchaser (the “Sale”) of Common Stock.

1.        PURCHASE AND SALE OF COMMON STOCK AND WARRANTS.

               1.1     SALE AND ISSUANCE OF COMMON STOCK AND WARRANTS. Subject to the terms and conditions hereof, Purchaser agrees to purchase, and the Company agrees to sell and issue to the Fund and IQT (i) the number of shares of Common Stock of the Company (the “Common Stock”) set forth on Schedule I attached hereto; and (ii) warrants to purchase common stock of the Company, in the form attached hereto as Exhibit A (the “Warrants”), in the amount set forth on Schedule I.

               1.2     CLOSING. The closing of the purchase and Sale of the Common Stock and the Warrants hereunder will take place (the “Closing”) on October 17, 2005 after all conditions to closing have been satisfied (the “Closing Date”). The place of the Closing shall be at the offices of Lev & Berlin, P.C., 200 Connecticut Avenue, Norwalk, Connecticut 06854, or such other place as Purchaser and the Company may mutually agree.

               1.3     ESCROW. Subject to the terms and conditions of the Escrow Agreement by and among JP Morgan Chase Bank(the “Escrow Agent”), the Company and Purchaser, dated of even date herewith (the “Escrow Agreement”), IQT and the Fund will deposit with Escrow Agent the corresponding amounts set forth on Schedule I, in an aggregate amount equal to Eight Hundred Thousand Dollars ($800,000.00) in immediately available funds (the “Consideration”) to be released to the Company pursuant to the terms of the Escrow Agreement. The Company will deposit with Escrow Agent (i) irrevocable letters of instruction (the “TA Instruction Letters”) to Continental Stock & Transfer Company, Inc. (the “Transfer Agent”) directing the Transfer Agent to issue stock certificate(s), registered in such names and in such denominations as Purchaser shall request, representing a number of shares of Common Stock of the Company, to be released to Transfer Agent pursuant to the terms of the Escrow Agreement (the “Certificates”); and (ii) the Warrants to purchase shares of common stock of the Company, each to be released to Purchaser pursuant to the terms of the Escrow Agreement.

               1.4     RESTRICTED SECURITIES. The Common Stock has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and is being issued to Purchaser in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act. Purchaser hereby confirms that Purchaser has been informed that the Common Stock is restricted securities under the 1933 Act and may not be resold or transferred unless the Common Stock is first registered under the Federal securities laws or unless an exemption from such registration is available.

2.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

        The Company represents and warrants to Purchaser as follows:

               2.1     ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to issue, sell and deliver the Common Stock.

               2.2     CAPITALIZATION. As of October 14, 2005, the authorized capital of the Company consists of:

               (a)     Preferred Stock. 10,000 shares of preferred stock having a par value of $0.001 per share (the “Preferred Stock”), of which 247 shares are outstanding.

               (b)     Common Stock. 50,000,000 shares of Common Stock having a par value of $0.001 per share, 16,368,339 shares of which are issued and outstanding.

               2.3     AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the issuance, execution and delivery of the Common Stock in accordance with the Escrow Agreement have been duly authorized by all requisite corporate action. The Company has reserved an amount of Common Stock sufficient to be issued in accordance with the terms of the Escrow Agreement and upon the exercise of the Warrants.

               2.4     VALIDITY. This Agreement, the Warrants and the Escrow Agreement (collectively, the “Transaction Agreements”) have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the laws of bankruptcy and the laws affecting creditors’ rights generally and the availability of equitable remedies. The Common Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, and the Common Stock when issued under the Warrants, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances.

               2.5     SEC FILINGS. The Company has made all filings (the “SEC Filings”) with the Securities and Exchange Commission (“SEC”) required under the Securities Exchange Act of 1934 (the “Exchange Act”). As of their respective dates, the SEC Filings complied as to form with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings, and the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements set forth in the SEC Filings comply as to form with applicable accounting requirements and the published rules and regulations of the SEC promulgated under the Exchange Act and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited interim financial statements, to exceptions permitted by Form 10-Q under the Exchange Act).

               2.6     RULE 144 SALES.

                    (a)    Reports Under Exchange Act. With a view to making available to the Purchaser the benefits of Securities and Exchange Commission (“SEC”) Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell securities of the Company to the public without registration, the Company agrees to:

                               (a)     make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act, in accordance with the 1933 Act;

                               (b)     file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act; and

                               (c)     furnish to any Purchaser, so long as the Purchaser owns any Common Stock, forthwith upon request (i)  a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Purchaser of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                    (b)     Cooperation. The Company agrees to cooperate with Purchaser in the resales of the Common Stock, to the extent such Common Stock may resold under Rule 144 promulgated under the 1933 Act, as amended.

               2.7     CONFIRMATION. The Company confirms that Purchaser has not received from the Company any material non-public information with respect to the Company.

3.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

               3.1     AUTHORIZATION. Purchaser represents and warrants to the Company that Purchaser has full power and authority to enter into the Transaction Agreements and that the Transaction Agreements constitute the valid and legally binding obligation of Purchaser.

               3.2     INVESTMENT PURPOSES. The Common Stock is being acquired for investment purposes only for the Purchaser’s own account, and not as a nominee or agent, and not with a view to the resale or distribution of all or any part of the Common Stock. Purchaser is prepared to hold the Common Stock for an indefinite period and has no present intention of selling, granting any participating interest in, or otherwise distributing any of the Common Stock or effecting a distribution of the same. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Common Stock.

               3.3     DISCLOSURE. Purchaser represents that Purchaser has had the opportunity to review all publicly available materials relating to the Company and has had an opportunity to ask questions of and to receive answers from the Company regarding the business, properties, prospects and financial condition of the Company, and the terms and conditions of the issuance of the Common Stock, and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of the information furnished to the Purchaser or to which the Purchaser had access.

               3.4     DISPOSITION OF COMMON STOCK Purchaser shall make no disposition of the Common Stock unless and until there is compliance with all of the following requirements:

               (a)     Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Common Stock.

               (b)     Purchaser shall have provided the Company with written assurances, in form and substance reasonably satisfactory to the Company, that

                               (i)     the proposed disposition does not require registration of the Common Stock under the 1933 Act; or

                               (ii)     all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

               The Company shall NOT be required (i) to transfer on its books any Common Stock which have been sold or transferred in violation of the provisions of this Agreement OR (ii) to treat as the owner of the Common Stock, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Common Stock have been transferred in contravention of this Agreement.

               3.5     RELIANCE UPON PURCHASER’S REPRESENTATIONS. Purchaser understands that the Common Stock has not been registered under the 1933 Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated under the 1933 Act, and that the Company’s reliance on such exemption is predicated on Purchaser’s representations contained in this Agreement.

               3.6     INVESTMENT EXPERIENCE. Purchaser represents that Purchaser is experienced in evaluating companies such as the Company, is able to assess and make all determinations for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment. Purchaser is fully aware of: (i) the speculative nature of the investment in the Common Stock; (ii) the financial risk involved; (iii) the lack of liquidity for the Common Stock; and (iv) the transfer restrictions applicable to the Common Stock.

               3.7     LEGENDS.

               (a)     Each certificate representing shares of Common Stock issued pursuant to this Agreement and in accordance with the Escrow Agreement shall be endorsed with a legend in substantially the following form, and Purchaser covenants that, except to the extent such restrictions are waived by the Company, such Purchaser shall not transfer the Common Stock without complying with the restrictions on transfer described in the legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION.

               (b)     Each certificate representing shares of Common Stock issued pursuant to this Agreement and in connection with the purchase of and exercise of the Warrant(s) shall be endorsed with a legend in substantially the following form, and Purchaser covenants that, except to the extent such restrictions are waived by the Company, such Purchaser shall not transfer the Common Stock without complying with the restrictions on transfer described in the legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION.

TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF THOSE RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE, OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES, SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS THEREIN SET FORTH SHALL HAVE BEEN COMPLIED WITH.

               3.8     ACCREDITED INVESTOR. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission and as presently in effect.

               3.9     DOMICILE. Purchaser represents that it has its principal place of business in the Commonwealth of Virginia as set forth in the Notice section of this Agreement.

               3.10     RULE 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the 1933 Act, as amended or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring following the period of time prescribed by Rule 144, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

4.        DELIVERIES AT CLOSING.

               4.1     DELIVERIES AT CLOSING. Simultaneously with the execution hereof, the parties shall:

               (a)     Deliver the Consideration, the TA Instruction Letters and the Warrants to the Escrow Agent; and

               (b)     Execute the Escrow Agreement, in substantially the form attached hereto as Exhibit A, pursuant to which, and subject to the terms set forth therein, the Escrow Agent shall release and deliver: (i) the Consideration to the Company; (ii) the TA Instruction Letters to the Transfer Agent, pursuant to which the Transfer Agent shall issue the Certificates representing the appropriate number of shares of Common Stock to Purchaser; and (iii) the Warrants to the Purchaser.

               (c)     Enter into the (A) amendment to the Development Agreement between Purchaser and the Company, (B) amendment to the Amendment No. 1 to Exhibit A to the Depositor Acceptance Form, (C) Escrow Agreement and (D)Warrants to purchase the Company’s Common Stock.

5.        MISCELLANEOUS.

               5.1     SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

               5.2     PARTIES IN INTEREST; ASSIGNABILITY. The rights and obligations of the parties hereto may not be assigned. All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties to this Agreement whether or not so expressed.

               5.3     PROFESSIONAL FEES AND EXPENSES. Each party will bear its own expenses in connection with this offering.

               5.4     GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflict of laws. It is agreed and understood that if any action or other proceeding be brought on or in connection with this Agreement, venue shall be in Arlington County, Virginia.

               5.5     ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the Company.

               5.6     COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.7     SEVERABILITY. Should any provisions or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions shall be unaffected by such holding.

               5.8     ATTORNEYS’ FEES. In the event that it is necessary for any party to engage an attorney to enforce the terms of this Agreement, the prevailing party shall, in addition to any other relief, be entitled to recover from the party in default reasonable attorneys’ fees and costs, including any on appeal.

               5.9     NOTICE. To be effective, any notice under this Agreement shall be in writing, delivered in person, via facsimile (with confirmation copy mailed by certified or registered mail, postage prepaid), or mailed by certified or registered mail, postage prepaid, to the following addresses: (a) if to Purchaser, at 2107 Wilson Boulevard, Suite 1100, Arlington, Virginia, 22201, attn: Senior Executive Officer and General Counsel, or at such other address as Purchaser shall designate by ten (10) days advance written notice to the other parties to this Agreement, or (b) if to the Company, at 30 Shelter Rock Road, Danbury, Connecticut 06810, attn: Mr. Michael E. Reed, Chief Operating Officer and President, with a copy to Lev & Berlin, P.C. 200 Connecticut Avenue, Norwalk, CT. 06854, Attention: Duane L. Berlin, Esq. or at such other address as the Company shall designate by ten (10) days advance written notice to the other parties to this Agreement. Unless otherwise specified in this Agreement, all such notices and other written communications shall be effective (x) if delivered, upon delivery, (y) if by facsimile, upon transmission with confirmation of receipt by the receiving party’s facsimile terminal, or (z) if mailed, three (3) days after mailing.

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        IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date and year first above written.

“COMPANY”

ELECTRO ENERGY, INC.

By: /s/ Audra Mace
Name: Audra Mace
Title: Chief Financial Officer

“PURCHASER”

IN-Q-TEL, INC.

By: /s/ Scott Yancey
Name: Scott Yancey
Title: Senior Executive Officer/CFO

IN-Q-TEL EMPLOYEE FUND, LLC

By: /s/ Scott Yancey
Name: Scott Yancey
Title: Senior Executive Officer/CFO

Exhibit A

Form of Warrant

Schedule I

Purchaser	Number of shares of Common Stock to be purchased	Number of Warrants to be purchased	Amount of Consideration
In-Q-Tel Employee Fund, LLC	60,423	18,957	$200,000
In-Q-Tel, Inc.	181,269	56,872	$600,000